GUIDESTONE FUNDS
Medium-Duration Bond Fund

Quarterly Report from Adviser for the Quarter Ended December 31, 2007


PROCEDURES PURSUANT TO RULE 10F-3

(1)   Name of Underwriters

ABN, Citigroup Global
Markets, DB Sec, Wachovia
Sec, and GS&Co.

(2)   Name of Issuer

Time Warner Cable Inc.

(3)   Title of Security

TWC 5.4 07/02/12

(4)   Date of Prospectus

4/4/2007

(5)   Amount of Total Offering

1,5000,000,000

(6)   Unit Price

98.815

(7)   Underwriting Discount

0.350%

(8)   Rating

Ba2/BBB+/BBB

(9)   Maturity Date

7/2/2012

(10)   Current Yield

5.390%

(11)   Yield to Maturity

5.443%

(12)   Subordination Features

Sr. Unsecured

(13) Nature of Political Entity, if any, including in the case of revenue bonds, underlying entity supplying the revenue

N/A

(14)   Total Par Value of Bonds Purchased

1,100,000

(15)   Dollar Amount of Purchases

$1,097,965

(16)   Number of Shares Purchased

1,100,000

(17)   Years of Continuous Operation

The company has been in
continuous operation for
greater than three years.

(18)   % of Offering Purchased by Fund

0.073%

(19)   % of Offering Purchased by Associated Funds

4.927%

(20)   Sum of (18) and (19)**

5.00%

(21)   % of Fund's Total Assets Applied to Purchase

0.35%

(22)   Name(s) of Underwriter(s) or Dealer(s) from whom Purchased

Wachovia

(23)   Is Goldman, Sachs & Co. a Manager or Co-Manager of Offering?

Yes

(24) Were Purchases Designated as Group Sales or otherwise allocated to Goldman, Sachs & Co.?

No

(25)   Have the following conditions been satisfied:

(a)   The securities were part of an issue
registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign
Offering or were securities sold in an
Eligible Rule 144A Offering?

Yes

(b) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase
required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.

Yes

(c)   The underwriting was a firm commitment underwriting?

N/A


* Rule 10f-3 procedures allow the Medium-Duration Bond Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser, or employee of Goldman Sachs Trust.

**   May not exceed, when added to purchases of other
investment companies advised by Goldman, Sachs & Co. and its affiliates, 25% of the principal amount of the class of securities being offered in any concurrent offering.



(26)   Name of Underwriters

BOA Securities, Citigroup
Global Markets, DH
Securities, Morgan Stanley,
UBS Securities, GS&Co.,
Barclays Capital, BNP
Parties, JP Morgan, Lehman Bros.

(27)   Name of Issuer

Tyco Electronics Group

(28)   Title of Security

TEL 600412

(29)   Date of Prospectus

9/20/2007

(30)   Amount of Total Offering

800,000,000

(31)   Unit Price

99.956

(32)   Underwriting Discount

0.475%

(33)   Rating

Baa2/BBB/BBB

(34)   Maturity Date

10/1/2012

(35)   Current Yield

6.0035%

(36)   Yield to Maturity

6.010%

(37)   Subordination Features

Company Guarantee

(38) Nature of Political Entity, if any, including in the case of revenue bonds, underlying entity supplying the revenue

N/A

(39)   Total Par Value of Bonds Purchased

250,000

(40)   Dollar Amount of Purchases

$249.890

(41)   Number of Shares Purchased

250,000

(42)   Years of Continuous Operation

The company has been in
continuous operation for
greater than three years.

(43)   % of Offering Purchased by Fund

0.000%

(44)   % of Offering Purchased by Associated Funds

2.470%

(45)   Sum of (18) and (19)**

2.50%

(46)   % of Fund's Total Assets Applied to Purchase

0.080%

(47)   Name(s) of Underwriter(s) or Dealer(s) from whom Purchased

Wachovia

(48)   Is Goldman, Sachs & Co. a Manager or Co-Manager of Offering?

Yes

(49) Were Purchases Designated as Group Sales or otherwise allocated to Goldman, Sachs & Co.?

No

(50)   Have the following conditions been satisfied:

(d)   The securities were part of an issue
registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section 3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign
Offering or were securities sold in an
Eligible Rule 144A Offering?

Yes

(e) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.

Yes

(f)   The underwriting was a firm commitment underwriting?

Yes

* Rule 10f-3 procedures allow the Medium-Duration Bond Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser, or employee of Goldman Sachs Trust.

**   May not exceed, when added to purchases of other
investment companies advised by Goldman, Sachs & Co. and its affiliates, 25% of the principal amount of the class of securities being offered in any concurrent offering.



(51)   Name of Underwriters

Citigroup Global Markers, DB
Securities, GS&Co., JPM
Securities, ABN Amro, BNP
Parties, Dresdner Kleinwort,
Lehmann Bros, Santaner
Investment Securities,
Wachovia Captial
Markets, Loop Capital,
Samuel  A. Ramirez & Co.,
Williams Capital Group

(52)   Name of Issuer

Kraft Foods Inc.

(53)   Title of Security

KFT61/2/08 1117

(54)   Date of Prospectus

8/8/2007

(55)   Amount of Total Offering

1,500,000.000

(56)   Unit Price

99.414

(57)   Underwriting Discount

0.45%

(58)   Rating

Baa2/BBA-/BBB

(59)   Maturity Date

8/1/2017

(60)   Current Yield

6.538%

(61)   Yield to Maturity

6.581%

(62)   Subordination Features

Sr. Unsecured

(63) Nature of Political Entity, if any, including in the case of revenue bonds, underlying entity supplying the revenue

N/A

(64)   Total Par Value of Bonds Purchased

300,000

(65)   Dollar Amount of Purchases

$298.240

(66)   Number of Shares Purchased

300,000

(67)   Years of Continuous Operation

The company has been in
continuous operation for
greater than three years.

(68)   % of Offering Purchased by Fund

0.02%

(69)   % of Offering Purchased by Associated Funds

1.980%

(70)   Sum of (18) and (19)**

2.00%

(71)   % of Fund's Total Assets Applied to Purchase

0.010%

(72)   Name(s) of Underwriter(s) or Dealer(s) from whom Purchased

DMG

(73)   Is Goldman, Sachs & Co. a Manager or Co-Manager of Offering?

Yes

(74) Were Purchases Designated as Group Sales or otherwise allocated to Goldman, Sachs & Co.?

No

(75)   Have the following conditions been satisfied:

(g) The securities were part of an issue registered under the Securities Act of 1993, as amended, which is being offered to the public, or were municipal securities, as defined in Section
3(a)(29) of the Securities Exchange Act of 1943, or were securities sold in an Eligible Foreign
Offering or were securities sold in an
Eligible Rule 144A Offering?

Yes

(h) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.

Yes

(i)   The underwriting was a firm commitment underwriting?

N/A

* Rule 10f-3 procedures allow the Medium-Duration Bond Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser, or employee of Goldman Sachs Trust.

**   May not exceed, when added to purchases of other
investment companies advised by Goldman, Sachs & Co. and its affiliates, 25% of the principal amount of the class of securities being offered in any concurrent offering.